Manning & Napier Fund, Inc. recently contacted you regarding a Special Meeting of Shareholders. Because we did not get enough votes for three Series of the Fund, the meeting has been adjourned until December 17, 2007 for those three Series. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as rescheduled. By voting now, you will help the Fund save on the cost of additional mailings and calls to shareholders.

1-877-333-2292

Your vote is urgently

needed!

Please vote now to be sure

your vote is received in time

for the December 17, 2007

Special Meeting of

Shareholders.

Manning & Napier Fund, Inc. has made it very easy for you to vote. Choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am–9pm, Sat 10am–6pm ET)

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.